UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

ShotSpotter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38107	47-0949915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 Gateway Blvd., Suite 210, Newark, California		94560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 794-3134

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of ShotSpotter, Inc. (the “Company”) approved for the following executive officers of the Company: (i) cash bonuses for 2017 performance, and (ii) grants of restricted stock unit (RSU) awards, as set forth in the table below:

NAME	TITLE	CASH BONUS FOR 2017 PERFORMANCE	RSUS(1)
Ralph Clark	Chief Executive Officer	$375,000	24,375
Alan R. Stewart	Chief Financial Officer	$150,000	18,281
Paul S. Ames	Senior Vice President of Products and Technology	$56,250	12,187
Joseph O. Hawkins	Senior Vice President, Operations	$56,250	12,187

(1)	Each RSU award is subject to vesting as follows: 35% shall vest on the first anniversary of February 5, 2018 (the “Vesting Start Date”); on each of the three subsequent anniversaries of the Vesting Start Date, 21.667% of the RSUs shall vest, in each case subject to the grantee’s continued employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShotSpotter, Inc.

Dated: February 8, 2018
	By:	/s/ Alan R. Stewart
Alan R. Stewart
Chief Financial Officer